UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2009

ODYSSEY MARINE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31895	84-1018684
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

5215 West Laurel Street

Tampa, Florida 33607

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (813) 876-1776

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 3, 2009, Odyssey issued a press release announcing plans to file a written objection to the U.S. Federal Court Magistrate’s recommendation that Spain’s Motion to Dismiss the “Black Swan” case be granted and that the property recovered be returned to Spain. The recommendation which was filed June 3, 2009 concludes that the court lacks jurisdiction to hear the case. Odyssey will file its objection and will continue to vigorously defend its rights to what it has legally recovered and submitted to the jurisdiction of the court. On June 4, 2009, Odyssey issued a Questions and Answers update in regards to recent intense media coverage surrounding the “Black Swan” case. The press release is attached as Exhibit 99.1 and the Questions and Answers update is attached as Exhibit 99.2 to this Current Report on Form 8-K and both are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

99.1*	Press Release issued by Odyssey on June 3, 2009 relating to plans to file a written objection to the U.S. Federal Court Magistrate’s recommendation .

99.2*	Questions and Answers Update on the “Black Swan” Case issued by Odyssey on June 4, 2009.

* Exhibits 99.1 and 99.2 furnished with this Current Report on Form 8-K shall not be deemed “filed” under Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended, and is not incorporated by reference into any of the Odyssey’s filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, whether made before or after the date of this report and irrespective of any general incorporation language in such filing, unless Odyssey expressly states in such filing that such information is to be considered “filed” or incorporated by reference therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY MARINE EXPLORATION, INC.

Dated: June 4, 2009	By:	/s/ Michael J. Holmes
Michael J. Holmes,
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by Odyssey on June 3, 2009 relating to plans to file a written objection to the U.S. Federal Court Magistrate’s recommendation.

99.2	Questions and Answers Update on the “Black Swan” Case issued by Odyssey on June 4, 2009.